Exhibit 10.83
CONFIDENTIAL

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[*],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SUPPLY AGREEMENT

This Supply Agreement is entered into as of this 4th day of September, 2008 (the “Effective Date”) between WEALTHY RISE INTERNATIONAL, LTD., a Hong Kong company (hereinafter “CUSTOMER”) and HOKU MATERIALS, INC., a Delaware corporation (hereinafter “HOKU”). HOKU and CUSTOMER are sometimes referred to in the singular as a “Party” or in the plural as the “Parties”.

Recitals

Whereas, HOKU desires to supply polysilicon to CUSTOMER for its general use beginning in calendar year 2010 for a continuous period of ten years from the date of the first shipment.

Whereas, in exchange for HOKU’s agreement to allocate the supply of polysilicon, CUSTOMER desires to provide HOKU with a firm order for polysilicon upon the terms and conditions provided herein.

NOW, THEREFORE, in furtherance of the foregoing Recitals and in consideration of the mutual covenants and obligations set forth in this Agreement, the Parties hereby agree as follows:

1. Definitions.

The following terms used in this Agreement shall have the meanings set forth below:

1.1. “Affiliate” shall mean, with respect to either Party to this Agreement, any entity that is controlled by or under common control with such Party.

1.2. “Agreement” shall mean this Supply Agreement and all appendices annexed to this Agreement as the same may be amended from time to time in accordance with the provisions hereof.

1.3. “First Shipment Date” shall mean the date by which HOKU has delivered to CUSTOMER an aggregate total of [*] metric tons of Products pursuant to this Agreement.

1.4. “Facility” shall mean any facility used by HOKU for the production of the Product.

1.5. “Independent Expert” means any Qualified Laboratory that is reasonably acceptable to each of HOKU and CUSTOMER; provided, however that if such parties cannot agree on the Independent Expert within [*], each Party shall select one independent expert form the list of Qualified Laboratories, and those two independent experts shall select the Independent Expert.

CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________

Exhibit 10.83
CONFIDENTIAL

1.6. “Minimum Annual Quantity of Product” means [*] metric tons ([*] kilograms).

1.7. “Minimum Monthly Quantity of Product” means [*] metric tons ([*] kilograms).

1.8. “Product” shall mean the raw polysilicon in chunk form manufactured by HOKU and sold to CUSTOMER pursuant to this Agreement.

1.9. “Product Specifications” shall mean the quality and other specifications set forth on Appendix 2 to this Agreement.

1.10. “Qualified Laboratory” means each qualified laboratory set forth on Appendix 2 to this Agreement.

1.11. “Term” shall mean the period during which this Agreement is in effect, as more specifically set forth in Section 0 of this Agreement.

1.12. “Total Deposit” shall mean all deposits or prepayments made by CUSTOMER to HOKU hereunder including without limitation the Initial Deposit and the Main Deposit.

1.13. “Year” shall mean each of the ten (10) twelve-month periods commencing on the First Shipment Date.

2. Ordering. Starting on the First Shipment Date and each Year during the term of this Agreement thereafter, CUSTOMER agrees to purchase from HOKU, and HOKU agrees to sell to CUSTOMER, the Minimum Annual Quantity of Product at the prices set forth on Appendix 1 to this Agreement (the “Pricing Schedule”). This Agreement constitutes a firm order from CUSTOMER for [*] metric tons of Product that cannot be cancelled during the term of this Agreement, except as set forth in Section 0 below.

3. Supply Obligations.

3.1. HOKU shall deliver each Year pursuant to this Agreement starting on the First Shipment Date at least the Minimum Annual Quantity of Product in approximately equal monthly shipments in amounts not less than the Minimum Monthly Quantity pursuant to Section 4.1 below; provided however, that if HOKU fails to deliver a monthly shipment, then HOKU may deliver any deficiency within [*] days without breaching this section or incurring any purchase price adjustment (pursuant to Section 0 below). At any time during the term of this Agreement, HOKU may ship to CUSTOMER up to the full cumulative balance of Minimum Annual Quantity of Product to be shipped through the end of the current Year (an “Excess Shipment”) with CUSTOMER’s written consent. This shipment will be credited against each subsequent Minimum Annual Quantity of Product. For example, if the Minimum Annual Quantity of Product for a given Year is [*] metric tons, and if HOKU delivers [*] metric tons in January, then the next shipment of [*] metric tons is not required until the following Year.
CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________

Exhibit 10.83
CONFIDENTIAL

3.2. HOKU intends to manufacture the Products at its Facility; however, notwithstanding anything to the contrary herein, HOKU may deliver to CUSTOMER Products that are manufactured by a third party other than HOKU, (the “Alternative Products”). The Alternative Products shall conform to the warranties of HOKU to CUSTOMER hereunder, and the quality, price, delivery and any other terms and conditions of the Alternative Products shall be no less favorable than the terms and conditions set forth in this Agreement. Delivery of the Alternative Products shall not release or mitigate HOKU’s liabilities and obligations hereunder except that delivery of the Alternative Products is deemed to be delivery of Products, and CUSTOMER shall have the same rights and HOKU shall have the same obligations as set forth hereunder with respect to any Alternative Products. HOKU shall notify CUSTOMER in writing prior to the delivery of Alternative Products.

3.3. Except in the case of a force majeure pursuant to Section 12 below, if at any time after [*], HOKU does not supply any Products pursuant to Section 0 or 0 within [*] days of the scheduled delivery date, HOKU will provide CUSTOMER with a purchase price adjustment. Such purchase price adjustment shall be [*] percent ([*]%) of the value of the respective delayed Products for each week or part thereof that the Product shipment (or part thereof) is delayed beyond the [*] day grace period. Any purchase price adjustment as a result of this Section 0 will be paid by HOKU at the end of the term of the applicable calendar quarter. In lieu of making a cash payment to CUSTOMER pursuant to this Section 0, HOKU may, at its option, pay for such purchase price adjustment in the form of a credit issued for future shipments of Products. Notwithstanding anything to the contrary, the maximum amount of such purchase price reduction is limited to [*] percent ([*]%) of the value of the respective delayed Products. Monthly shipments which are delayed beyond [*] days shall be deemed to constitute a material breach of this Agreement pursuant to Section 0 below. Notwithstanding the foregoing, if CUSTOMER fails to make a payment to HOKU within the [*] period set forth in Section 0 below, HOKU shall not be required to supply any Product to CUSTOMER until HOKU has received the past due amount including any interest payable thereon pursuant to this Agreement. For the avoidance of doubt, CUSTOMER’s right to reduce the purchase price pursuant to this Section 0 shall not apply if HOKU is not fulfilling its supply obligations for this reason.

4. Shipping & Delivery.

4.1. Except as provided in Section 0 above, shipments shall be made from the Facility on a monthly basis in accordance with a shipment schedule that will be provided by HOKU each Year under this Agreement (the “Shipment Schedule”) no later than sixty (60) days prior to the applicable Year. The Shipment Schedule shall provide for approximately equal monthly shipments in amounts not less than the Minimum Monthly Quantity that adds up to the Minimum Annual Quantity of Products.

4.2. HOKU will use commercially reasonable efforts to make available to CUSTOMER its first shipment of Products on or before [*].

CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________

Exhibit 10.83
CONFIDENTIAL

4.3. In addition to the Minimum Annual Quantity of Product to be delivered to CUSTOMER each Year beginning no later than [*], pursuant to this Agreement, HOKU hereby agrees to sell to CUSTOMER, and CUSTOMER may elect to purchase from HOKU from [*], through and including [*], up to [*] percent ([*]%) of HOKU’s Spot Market Products, as defined in the next sentence. For purposes of this Section 0, “Spot Market Products” means Products that meet the Product Specifications, and which are from HOKU’s excess production output, which means that such Products are not required to be shipped pursuant to any of HOKU’s existing commitments to HOKU’s other Customers that provide prepayments for Products (including SANYO Electric Co., Ltd., Suntech Power Holding Co., Ltd., Global Expertise Wafer Division, Ltd., Solarfun Power Hong Kong Limited, Jiangxi Kinko Energy Co., Ltd., and Tianwei New Energy (Chengdu) Wafer Co., Ltd.), and which HOKU intends to sell on the spot market. Notwithstanding the foregoing, (A) HOKU shall have no obligation to ship to CUSTOMER any Products that HOKU intends to reserve for its inventory; and (B) HOKU is not guaranteeing that any Spot Market Products will be available. Any such shipments of Spot Market Products shall be invoiced at the [*] Price as reflected in the Pricing Schedule on Appendix 1, FOB Hoku’s Facility (INCOTERMS 2000) pursuant to Section 0 below. Notwithstanding anything to the contrary, HOKU shall have no obligation to ship any Spot Market Products pursuant to this Agreement until CUSTOMER has paid in full the Initial Deposit, the Second Deposit, and the Third Deposit.

5. Payments & Advances.

5.1. Within fifteen (15) days after the Effective Date, CUSTOMER shall provide HOKU with a payment of Twenty Two Million U.S. Dollars (US$22,000,000) as an advance payment for Products to be delivered under this Agreement, via wire transfer of immediately available funds (the “Initial Deposit”); provided, however, that in the event applicable law or the requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited shall require the approval of this Agreement at an Extraordinary General Meeting of CUSTOMER’s shareholders, then CUSTOMER may delay such payment of the Initial Deposit for up to an additional 60 calendar days. If such approval is not obtained, and if HOKU exercises its right to terminate this Agreement pursuant to Section 0, then CUSTOMER shall be obligated to pay HOKU a break-up fee equal to [*].

5.2. CUSTOMER shall pay in cash to HOKU the additional sum of Twenty-one Million U.S. Dollars (US$21,000,000) (the “Second Deposit”) as an advance payment for Products to be delivered under this Agreement. Payment of the Second Deposit shall be made on or before December 20, 2008.

5.3. CUSTOMER shall pay in cash to HOKU the additional sum of Twenty Million U.S. Dollars (US$20,000,000) (the “Third Deposit”) as an advance payment for Products to be delivered under this Agreement. Payment of the Third Deposit shall be made on or before March 31, 2009.

5.4. CUSTOMER shall pay in cash to HOKU the additional sum of Five Million U.S. Dollars ($5,000,000) (the “Fourth Deposit” and together with the Second Deposit and the Third Deposit, the “Main Deposit”) as an advance payment for Products to be delivered under this Agreement. Payment of the Fourth Deposit shall be made when HOKU completes the shipment to CUSTOMER of a cumulative aggregate of [*] metric tons of product pursuant to Section 4 of this agreement (including Products shipped prior to March 2010).
CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________

Exhibit 10.83
CONFIDENTIAL

5.5.  On or before sixtieth (60th) day after the Effective Date, CUSTOMER shall provide to HOKU an irrevocable stand-by letter of credit in substantially the form of Appendix 3 attached hereto (the “Letter of Credit”) together with such additional restrictions consistent with this Agreement in substitution of the terms currently set forth on Appendix 3, and reasonable modifications proposed by the issuing bank, in the amount of the Main Deposit. The Letter of Credit shall be issued to HOKU by a bank which has a credit rating that is acceptable to HOKU in its sole discretion, or such other bank as may be approved by HOKU and CUSTOMER (the “Issuing Bank”). The Letter of Credit shall be issued in US Dollars for the full amount of the Main Deposit, and shall be freely assignable by HOKU in connection with any assignment of this Agreement by HOKU pursuant to Section 0 below. Payment to HOKU of the Second Deposit, the Third Deposit, and the Fourth Deposit shall be made by the Issuing Bank upon its receipt of written notice that CUSTOMER has failed to make such payment on the applicable date. If CUSTOMER terminates this Agreement pursuant to Section 0, 0, 0, 0, 0, 0, or 0 then HOKU shall not have the right to request payment from the Issuing Bank of funds remaining on the Main Deposit. The Letter of Credit shall expire on June 30, 2010, but shall be renewable for an additional one-year period if the entire amount of the Main Deposit has not been paid to HOKU as of such expiration date.

5.6.  HOKU shall invoice CUSTOMER at or after the time of each shipment of Products to CUSTOMER. Taxes, customs and duties, if any, will be identified as separate items on HOKU invoices. All invoices shall be sent to CUSTOMER’s address as provided herein. Payment terms for all invoiced amounts shall be [*] days from date of shipment. All payments shall be made in U.S. Dollars. Unless HOKU is entitled to retain the Total Deposit as liquidated damages pursuant to Section 0 below, shipments to CUSTOMER shall be credited against the Total Deposit according to the schedule of credits in Appendix 1 until there are no Funds Remaining on the Deposit (as defined in Section 0).

5.7. The prices for the Products do not include any excise, sales, use, import, export or other similar taxes, such taxes will not include income taxes or similar taxes, which taxes will be invoiced to and paid by CUSTOMER, provided that CUSTOMER is legally or contractually obliged to pay such taxes. CUSTOMER shall be responsible for all transportation charges, duties or charges, liabilities and risks for shipping and handling (and hereby indemnifies HOKU for such costs, liabilities and risks); thus, the price for the Products shall not include any such charges.

5.8. Late payments and outstanding balances shall accrue interest at the lesser of [*] per annum or the maximum allowed by law.

6. Security Interest.

6.1. Subject to receipt of the Initial Deposit HOKU hereby grants to CUSTOMER a security interest to secure the repayment by HOKU to CUSTOMER of the Total Deposit following any of the events set forth in Section 0 below, which shall be subordinated in accordance with Section 0 below, in all of the tangible and intangible assets related to HOKU’s polysilicon business (the “Collateral”).

6.2. CUSTOMER acknowledges and agrees that the security interests and liens in the Collateral will not be first priority security interests, will be expressly subordinated to HOKU’s third-party lenders (the “Senior Lenders”) that provide debt financing for the construction of any HOKU Facility, and may be subordinated as a matter of law to other security interests, and to security interests that are created and perfected prior to the security interest granted to CUSTOMER hereby. CUSTOMER shall enter into subordination agreements with the Senior Lenders on terms and conditions reasonably acceptable to the Senior Lenders.
CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________

Exhibit 10.83
CONFIDENTIAL

6.3. In addition, CUSTOMER shall enter into collateral, intercreditor and other agreements (the “Collateral Agreements”) with HOKU’s Senior Lenders, and with SANYO Electric Co., Ltd., Suntech Power Holding Co., Ltd., Global Expertise Wafer Division, Ltd., Solarfun Power Hong Kong Limited, Jiangxi Kinko Energy Co., Ltd., and Tianwei New Energy (Chengdu) Wafer Co., Ltd and HOKU’s other customers who provide prepayments for Products (collectively, “HOKU’s Other Customers”), as may be reasonably necessary to ensure that the security interest granted hereby is pari passu with the security interests that may be granted to HOKU’s Other Customers. CUSTOMER may not unreasonably refuse to sign any such Collateral Agreement, provided that such Collateral Agreement grants CUSTOMER a pari passu priority with respect to HOKU’s Other Customers, and is expressly subordinated to the Senior Lenders.

6.4. The security interest granted hereby shall continue so long as HOKU continues to maintain any amount of the Total Deposit, and only to the extent of such remaining amount of the Total Deposit being held by HOKU, which has not been credited against the shipment of Products pursuant to this Agreement, or otherwise repaid to CUSTOMER. Notwithstanding anything to the contrary contained in this Agreement, the Collateral consisting of real property shall secure only the obligations of HOKU to refund any portion of the Total Deposit to CUSTOMER in accordance with the terms of this Agreement. When the Total Deposit is no longer held by HOKU, CUSTOMER will sign such documents as are necessary to release its security interests.

6.5. HOKU and CUSTOMER each agree to act in good faith to execute and deliver any additional document or documents that may be required in furtherance of the foregoing provisions of this Section 0, including the Collateral Agreements. Neither HOKU nor CUSTOMER may unreasonably refuse to sign any such document.

7. Product Quality Guarantee.

7.1. HOKU warrants to CUSTOMER that the Products shall meet the Product Specifications. For each shipment, this warranty shall survive for [*] days after the applicable shipment date (the “Warranty Period”). Upon release of the Products to a common carrier or freight forwarder, FOB origin (INCOTERMS 2000), HOKU warrants that the Products shall be free of all liens, mortgages, encumbrances, security interests or other claims or rights. HOKU will, upon prompt notification and compliance with HOKU’s instructions, refund or replace, at CUSTOMER’s sole option, any Product which does not meet the Product Specifications, and CUSTOMER shall comply with the inspection and return goods policy described in Section 0 below with respect to such Products. No employee, agent or representative of HOKU has the authority to bind HOKU to any oral representation or warranty concerning the Products. Any oral representation or warranty made prior to the purchase of any Product and not set forth in writing and signed by a duly authorized officer of HOKU shall not be enforceable by CUSTOMER. HOKU makes no warranty and shall have no obligation with respect to damage caused by or resulting from accident, misuse, neglect or unauthorized alterations to the Products.
CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________

Exhibit 10.83
CONFIDENTIAL

7.2. HOKU EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. Except as otherwise provided in Section 0 below, HOKU’s sole responsibility and CUSTOMER’s exclusive remedy for any claim arising out of the purchase of any Product is a refund or replacement, as described above. In no event shall HOKU’s liability exceed the purchase price paid therefore; nor shall HOKU be liable for any claims, losses or damages of any individual or entity or for lost profits or any special, indirect, incidental, consequential, or exemplary damages, howsoever arising, even if HOKU has been advised of the possibility of such damages.

7.3. HOKU shall, at its own expense, indemnify and hold CUSTOMER and its Affiliates harmless from and against any expense or loss resulting from any actual or alleged infringement of any patent, trademark, trade secret, copyright, mask work or other intellectual property related to the Products, and shall defend at its own expense, including attorneys fees, any suit brought against CUSTOMER or CUSTOMER’s Affiliates alleging any such infringement. CUSTOMER agrees that: (i) CUSTOMER shall give HOKU prompt notice in writing of any such suit; (ii) if HOKU provides evidence reasonably satisfactory to CUSTOMER of HOKU’s financial ability to defend the matter vigorously and pay any reasonably foreseeable damages, CUSTOMER shall permit HOKU, through counsel of HOKU’s choice, to answer the charge of infringement and defend such suit (but CUSTOMER, or CUSTOMER’s Affiliate may be represented by counsel and participate in the defense at its own expense); and (iii) CUSTOMER shall give HOKU all needed information, assistance, and authority, at HOKU’s expense, to enable HOKU to defend such suit. In case of a final award of damages in any such suit HOKU shall pay such award, but shall not be responsible for any settlement made without its prior consent. Except as otherwise expressly set forth herein, HOKU disclaims any obligation to defend or indemnify CUSTOMER, its officers, agents, or employees, from any losses, damages, liabilities, costs or expenses which may arise out of the acts of omissions of HOKU.

8. Inspection and Return Goods Policy.

8.1. An inspection of appearance of each shipment of Product shall be made by CUSTOMER in accordance with sound business practice upon the delivery of the Product, and in no case later than [*] after delivery at CUSTOMER’s factory. CUSTOMER shall inform HOKU promptly, and in no case later than [*] after delivery of Product, in case of any obvious damages or other obvious defects to the Product which CUSTOMER discovers under the inspection of appearance.

8.2. CUSTOMER shall perform final inspection of the Product upon introducing the Product into CUSTOMER’s production process. Such inspection shall take place during the Warranty Period. If the Product does not meet the Product Specifications, CUSTOMER shall notify HOKU in writing without undue delay after the inspection and, together with the notification, submit documentary evidence of the result of the final inspection whereupon HOKU shall have the right to undertake its own inspection prior to any return of the Products pursuant to Section 0 below.

8.3. Products may be returned to HOKU within the later of (a) [*] after discovery of a defect consistent with Sections 0 and 0 above; and (b) [*] after HOKU completes its inspection and confirms the defect pursuant to Section 0 above, for replacement or a refund including all return shipment expenses. To assure prompt handling, HOKU shall provide CUSTOMER a return goods authorization number within 48 hours of CUSTOMER’s request. Provided that HOKU communicates this number to CUSTOMER within such timeframe, CUSTOMER will reference this number on return shipping documents. Returns made without the authorization number provided by HOKU in accordance with the foregoing may be subject to HOKU’s reasonable charges due to HOKU’s additional handling costs. HOKU reserves the right to reverse any credit issued to CUSTOMER if, upon return, such Product is determined by an Independent Expert not to be defective. The conclusion of the Independent Expert shall be final, binding and non-appealable in respect of the conformity of the Products to the warranties set forth in Section 0 above. The fees and expenses of the Independent Expert shall be paid solely by the party that does not succeed in the dispute.
CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________

Exhibit 10.83
CONFIDENTIAL

9. Term and Termination.

9.1. The term of this Agreement shall begin on the Effective Date and shall remain in force for a period of ten Years beginning with the First Shipment Date.

9.2. Each Party may, at its discretion, upon written notice to the other Party, and in addition to its rights and remedies provided under this Agreement or any other agreement executed in connection with this Agreement and at law or in equity, terminate this Agreement in the event of any of the following:

9.2.1. Upon a material breach of the other Party of any material provision in this Agreement, and failure of the other Party to cure such material breach within sixty (60) days after written notice thereof; provided, however, that such cure period shall not modify or extend the [*] cure period for HOKU’s delivery obligations pursuant to Section 0 above; and provided, further that each sixty (60) day cure period shall not apply to CUSTOMER’s failure to make payment to HOKU pursuant to this Agreement. In the event of CUSTOMER’s failure to make payment on the [*] payment terms set forth in Section 0 hereof, termination by HOKU shall require the issuance of a written notice of default containing the threat of immediate termination if payment is not made within an additional grace period of not less than ten (10) business days. For purposes of this Section 0, a “material breach” means a monthly shipment which is delayed beyond one hundred twenty (120) days, a payment default or any other material breach of this Agreement which materially and adversely affects a Party or which occurs on multiple occasions;

9.2.2. Upon the voluntary or involuntary initiation of bankruptcy or insolvency proceedings against the other Party; provided, that for an involuntary bankruptcy or insolvency proceeding, the Party subject to the proceeding shall have sixty (60) working days within which to dissolve the proceeding or demonstrate to the terminating Party’s satisfaction the lack of grounds for the initiation of such proceeding;

9.2.3. If the other Party (i) becomes unable, or admits in writing its inability, to pay its debts generally as they mature, (ii) becomes insolvent (as such term may be defined or interpreted under any applicable statute);
CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________

Exhibit 10.83
CONFIDENTIAL

9.2.4. In accordance with the provisions of Section 0 (Force Majeure) below; provided, however, that CUSTOMER may not terminate this Agreement pursuant to Section 0 if HOKU is supplying Products to CUSTOMER pursuant to Section 0 of this Agreement;

9.2.5. HOKU’s repetitive failure to deliver Products conforming to the warranties set forth in Section 0 above, subject to applicable cure periods; or

9.2.6. Without limiting the foregoing, CUSTOMER shall have the right to terminate this Agreement if the First Shipment Date does not occur on or before June 30, 2010.

9.3. HOKU shall have the right to terminate this Agreement if (A) on or before the seventy-fifth (75th) calendar day after the Effective Date, CUSTOMER has failed to pay the Initial Deposit, in which case CUSTOMER shall pay HOKU the sum of [*] as a break-up fee as liquidated damages; (B) on or before the sixtieth (60th) calendar day after the Effective Date, CUSTOMER has failed to deliver the Letter of Credit pursuant to Section 05 above, in which case, HOKU shall be entitled to retain the Initial Deposit as liquidated damages; (C) on or before December 20, 2009, CUSTOMER and the Issuing Bank have failed to pay the Second Deposit pursuant to Section 5.2 above, in which case, HOKU shall be entitled to retain the Initial Deposit as liquidated damages; (D) on or before March 31, 2009, CUSTOMER and the Issuing Bank have failed to pay the Third Deposit pursuant to Section 5.3 above, in which case, HOKU shall be entitled to retain the Initial Deposit and the Second Deposit as liquidated damages; or (E) CUSTOMER and the Issuing Bank have failed to pay the Fourth Deposit pursuant to Section 5.4 above, in which case, HOKU shall be entitled to retain the Initial Deposit, the Second Deposit and the Third Deposit as liquidated damages. UPON PAYMENT OF THE BREAK-UP FEE OR FORFEITURE OF SUCH DEPOSITS AS LIQUIDATED DAMAGES PURSUANT TO THIS SECTION 0, ALL CLAIMS, OBLIGATIONS AND LIABILITIES OF CUSTOMER DERIVING FROM OR RELATING TO THIS AGREEMENT AND ITS TERMINATION SHALL BE DEEMED TO BE DISCHARGED AND FINALLY SETTLED.

9.4. Upon the expiration or termination of this Agreement howsoever arising, the following Sections shall survive such expiration or termination: Sections 0 (Definitions); Section 0 (Product Quality Guarantee), Section 0 (Inspection and Return Goods Policy); Section 0 (Term and Termination); Section 0 (Liability); Section 0 (Liquidated Damages); and Section 0 (General Provisions).

9.5. If CUSTOMER terminates this Agreement pursuant to Section 0, 0, 0, 0, 0, 0, or 0, then, in addition to CUSTOMER’s other remedies pursuant to this Agreement, and all available remedies at law and in equity, 100% of the Funds Remaining on the Total Deposit on such date of termination shall be returned to CUSTOMER within thirty (30) calendar days, with any late payment accruing interest pursuant to Section 0 above; provided however that if CUSTOMER is in material breach of this Agreement at the time it terminates this Agreement, then HOKU shall not be required to repay any of the Funds Remaining on the Total Deposit up to the amounts of HOKU’s direct loss from such material breach (unless CUSTOMER cures such breach within the applicable cure period) or CUSTOMER’s other outstanding and unpaid obligations hereunder (including, without limitation, obligations under Section 0). If HOKU terminates this Agreement pursuant to Section 0,9.2.2, , 0, 0, or 0 then, in addition to HOKU’s other remedies pursuant to this Agreement, and all available remedies at law and in equity, HOKU shall be entitled to retain any Funds Remaining on the Total Deposit on such date of termination in accordance with Section 0. “Funds Remaining” on the Total Deposit are funds not applied against CUSTOMER’s purchase of Product, pursuant to Section 0 above, for Product actually shipped to CUSTOMER hereunder.
CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________

Exhibit 10.83
CONFIDENTIAL

10. Liability.

10.1. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR EXEMPLARY OR PUNITIVE DAMAGES, EVEN IF CUSTOMER OR HOKU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.2. NEITHER PARTY’S TOTAL LIABILITY TO THE OTHER FOR ANY KIND OF LOSS, DAMAGE OR LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY, SHALL EXCEED IN THE AGGREGATE THE TOTAL DEPOSIT, EXCEPT WITH RESPECT TO CUSTOMER’S CONTINUING OBLIGATION TO PURCHASE THE PRODUCTS AS SET FORTH HEREIN.

11. Liquidated Damages; Off-Set.

11.1.  THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY BREACH OF SECTION 0 OF THIS AGREEMENT BY CUSTOMER MAY CAUSE IRREPARABLE AND IMMEASURABLE DAMAGE TO HOKU. BECAUSE IT IS DIFFICULT TO MEASURE THESE DAMAGES, IN THE EVENT THAT THIS AGREEMENT IS TERMINATED BY HOKU PURSUANT TO SECTION 0, THEN HOKU SHALL BE ENTITLED TO RETAIN AS LIQUIDATED DAMAGES, ANY FUNDS REMAINING ON THE TOTAL DEPOSIT THEREOF NOT CREDITED AGAINST PRODUCT SHIPMENTS.

11.2. THE PARTIES ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THAT CUSTOMER IS LATE IN MAKING ANY PAYMENTS TO HOKU FOR PRODUCTS THAT HAVE BEEN SHIPPED BY HOKU, HOKU RESERVES THE RIGHT TO OFF-SET THE AMOUNT OF THE TOTAL DEPOSIT BY CREDITING TO HOKU’S ACCOUNT THE AMOUNT OF THE TOTAL DEPOSIT THAT IS EQUAL TO THE PAST DUE AMOUNT, INCLUDING ANY INTEREST PAYABLE THEREON PURSUANT TO THIS AGREEMENT; PROVIDED, HOWEVER, THAT HOKU SHALL NOTIFY CUSTOMER IN WRITING PRIOR TO SUCH OFF-SET. FOR THE AVOIDANCE OF DOUBT, THE INTEREST PAYABLE SET FORTH ABOVE SHALL ACCRUE FROM THE DUE DATE TO THE DATE WHEN HOKU EXERCISES THE RIGHT TO OFF-SET. IN CASE OF SUCH OFF-SET BY HOKU, CUSTOMER SHALL BE REQUIRED TO REPLENISH THE DEPOSIT BY THE SET-OFF AMOUNT WITHIN THIRTY (30) BUSINESS DAYS AFTER CUSTOMER’S RECEIPT OF SUCH NOTIFICATION.

12. Force Majeure. Neither Party shall be liable to the other Party for failure of or delay in performance of any obligation under this Agreement, directly, or indirectly, owing to acts of God, war, war-like condition, embargoes, riots, strike, lock-outs and other events beyond its reasonable control, provided, however, that the non-performing Party shall not be so excused to the extent such default or delay is attributable to such non-performing Party failing to use reasonable efforts to prevent or such non-performing Party causing such default or delay, and such default or delay could not reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means. Notwithstanding the foregoing, a strike, lock-out or other labor dispute involving a Party (or, in the case of Supplier, a subcontractor or supplier) and its own personnel will not excuse such Party from performing its obligations hereunder. In such event, the non-performing Party will be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent without delay. If such failure or delay occurs, the affected Party (i.e. the Party that is unable to perform) shall notify the other Party of the occurrence thereof as soon as possible, and the Parties shall discuss the best way to resolve the event of force majeure. If the conditions of Force Majeure apply for a period of more than two (2) consecutive calendar months, the non-affected Party shall be entitled to terminate this Agreement upon written notice to the other Party.
CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________

Exhibit 10.83
CONFIDENTIAL

13. General Provisions.

13.1. CUSTOMER acknowledges that it is the policy of HOKU to scrupulously comply with the Foreign Corrupt Practices Act of 1977 (as amended, the “FCPA”) and to adopt appropriate and reasonable practices and procedures that are undertaken in such a manner as to substantially eliminate the potential for violation of the FCPA. CUSTOMER further acknowledges that it shall be bound by any law, regulation or other legal enactment, that prohibits corrupt practices of the type or nature described in the FCPA and that is applicable to CUSTOMER, and CUSTOMER hereby represents and warrants that neither HOKU, nor to CUSTOMER’s knowledge, any other authorized person or entity associated with or acting for or on behalf of HOKU, has knowingly directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to CUSTOMER, whether in money, property, or services (i) to obtain favorable treatment in securing business from CUSTOMER, (ii) to pay for favorable treatment for business secured from CUSTOMER, or (iii) to obtain special concessions or for special concessions already obtained from CUSTOMER, for or in respect of HOKU, in violation of any legal requirement or applicable law. HOKU acknowledges that it is the policy of CUSTOMER to scrupulously comply with the FCPA and to adopt appropriate and reasonable practices and procedures that are undertaken in such a manner as to substantially eliminate the potential for violation of the FCPA. HOKU further acknowledges that it shall be bound by any law, regulation or other legal enactment, that prohibits corrupt practices of the type or nature described in the FCPA and that is applicable to HOKU, and HOKU hereby represents and warrants that neither CUSTOMER, nor to HOKU’s knowledge, any other authorized person or entity associated with or acting for or on behalf of CUSTOMER, has knowingly directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to HOKU, whether in money, property, or services (i) to obtain favorable treatment in securing business from HOKU, (ii) to pay for favorable treatment for business secured from HOKU, or (iii) to obtain special concessions or for special concessions already obtained from HOKU, for or in respect of CUSTOMER, in violation of any legal requirement or applicable law.

13.2. This Agreement shall be construed under and governed by the laws of the State of California, U.S.A.

13.3. Upon notice from one Party to the other of a dispute hereunder, the Parties agree to hold a meeting within thirty (30) days of receipt of such notice with at least one (1) representative from each Party who has decision-making authority for such company. At this meeting, the Parties will attempt to resolve the dispute in good faith. If, after the meeting, the dispute has not been resolved, only then may a Party resort to litigation. Any proceeding to enforce or to resolve disputes relating to this Agreement shall be brought in California, USA. In any such proceeding, neither Party shall assert that such a court lacks jurisdiction over it or the subject matter of the proceeding.

CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________

Exhibit 10.83
CONFIDENTIAL

13.4. HOKU may assign its rights under this Agreement to any collateral agent as collateral security for HOKU’s secured obligations in connection with the financing a HOKU Facility, without the consent of CUSTOMER. Except as stated in the previous sentence, neither HOKU nor CUSTOMER may assign this Agreement to a third party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, an assignment of this Agreement by either Party in connection with a merger, acquisition, or sale of all or substantially all of the assets or capital stock of such Party shall not require the consent of the other Party. If this Agreement is assigned effectively to a third party, this Agreement shall bind upon successors and assigns of the Parties hereto.

13.5. All notices delivered pursuant to this Agreement shall be in writing and in the English language. Except as provided elsewhere in this Agreement, a notice is effective only if the Party giving or making the notice has complied with this Section 0 and if the addressee has received the notice. A notice is deemed to have been received as follows:

(a)
If a notice is delivered in person, or sent by registered or certified mail, or nationally or internationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt; or

(b)
If a notice is sent by facsimile, upon receipt by the Party giving the notice of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number.

Each Party giving a notice shall address the notice to the appropriate person at the receiving Party at the address listed below or to a changed address as the Party shall have specified by prior written notice:

CUSTOMER:

WEALTHY RISE INTERNATIONAL, LTD.
RM 4001-06,Office Tower, Convention Plaza
1 Harbour Road, Wanchai, Hong Kong
Attn: Y.I. Hsu, CEO

HOKU:

HOKU MATERIALS, INC.
One Hoku Way
Pocatello, Idaho, 83204
Attn: Mr. Dustin Shindo, CEO
Facsimile: [*]

13.6. The waiver by either Party of the remedy for the other Party’s breach of or its right under this Agreement will not constitute a waiver of the remedy for any other similar or subsequent breach or right.

CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________

Exhibit 10.83
CONFIDENTIAL

13.7. If any provision of this Agreement is or becomes, at any time or for any reason, unenforceable or invalid, no other provision of this Agreement shall be affected thereby, and the remaining provisions of this Agreement shall continue with the same force and effect as if such unenforceable or invalid provisions had not been inserted in this Agreement.

13.8. No changes, modifications or alterations to this Agreement shall be valid unless reduced to writing and duly signed by respective authorized representatives of the Parties.

13.9. No employment, agency, trust, partnership or joint venture is created by, or shall be founded upon, this Agreement. Each Party further acknowledges that neither it nor any Party acting on its behalf shall have any right, power or authority, implied or express, to obligate the other Party in any way.

13.10. Neither Party shall make any announcement or press release regarding this Agreement or any terms thereof without the other Party’s prior written consent; provided, however, that the Parties will work together to issue a joint press release within two (2) days after execution of this Agreement. Notwithstanding the foregoing, either Party may publicly disclose the material terms of this Agreement pursuant to the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, or other applicable law and Solargiga Energy Holdings Limited, being the ultimate holding company of CUSTOMER, may publicly disclose the material terms of this agreement pursuant to Hong Kong law and the Rules Governing the Listing of securities on The stock Exchange of Hong Kong Limited, as amended; provided, however, that the Party being required to disclose the material terms of this Agreement shall provide reasonable advance notice to the other Party.

13.11. This Agreement constitutes the entire agreement between the Parties and supersedes all prior proposal(s) and discussions, relative to the subject matter of this Agreement and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein. No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement.

13.12. The headings are inserted for convenience of reference and shall not affect the interpretation and or construction of this Agreement.

13.13. Words expressed in the singular include the plural and vice-versa.

CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________

Exhibit 10.83
CONFIDENTIAL
IN WITNESS WHEREOF, the Parties have executed this Supply Agreement as of the date last set forth below.

CUSTOMER: WEALTHY RISE INTERNATIONAL, LTD. By: /s/ Y. I. HSU Name: Y. I. Hsu Title: CEO Authorized Signatory Date: 9/04/08	HOKU: HOKU MATERIALS, INC. By: /s/ DUSTIN M. SHINDO Name: Dustin M. Shindo Title: CEO Authorized Signatory Date: 9/04/2008

Signature Page to Supply Agreement

Exhibit 10.83
CONFIDENTIAL
Appendix 1
Pricing Schedule

Price	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Total
Volume	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Price per kg	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

If there is uncertainty in price between the delivery period and the total quantity for that period based on the table above, the price assigned to the quantity shall prevail. For example, the first [*] shall be invoiced at [*] per kilogram.

Credit Schedule

Credit	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Total
Total credit per Year ($ millions)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

HOKU will credit CUSTOMER against the Total Deposit according to the above schedule.

Credits will be reflected on shipping invoices and shall be applied in full for each shipment of Products until the amount specified above for each year is fully exhausted. In the event that any credit is not applied due to HOKU’s failure to ship Products, then such credit shall be carried forward to the next Year.
CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________
Appendix 1 to Supply Agreement

Exhibit 10.83
CONFIDENTIAL
Appendix 2 -- Product Specifications

PRODUCT CODE: CAS # 7440-21-3

1. Description

[*]

2. Bulk & Surface Impurity Specifications

[*]

3. Size Specifications

[*]

4. Certification & Elemental Analysis

[*]

5. Packaging

[*]

6. Qualified Laboratories:

[*]

CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________
Appendix 2 to Supply Agreement

Exhibit 10.83
CONFIDENTIAL
APPENDIX 3

Form of Letter of Credit

[This Letter of Credit may be replaced by a Letter of Credit that is mutually acceptable to HOKU and the Issuing Bank.]

IRREVOCABLE STANDBY LETTER OF CREDIT

BENEFICI”RY:	“DVISING B”NK:

HOKU M”TERI”LS, INC.	[INSERT “DVISING B”NK N”ME]
ONE HOKU W”Y	[INSERT B”NK “DDRESS]
POC”TELLO, ID”HO 83204

Gentlemen:

We hereby establish in your favor our Irrevocable Standby Letter of Credit No.______________, available by your drafts at sight on (ISSUING BANK’S NAME) ) for the account of _______________, up to an aggregate amount of Forty-six Million U.S. Dollars (US$46,000,000).

Alternatively, electronic drawings may be made by authenticated Swift indicating the amount drawn and stating “Drawn under Credit No. ___________ of (ISSUING BANK’S NAME AND ADDRESS) dated _______, 2008.

Multiple presentations permitted.

All drafts must bear or be electronic drawings with the clause "Drawn under Credit No. ___________ of (ISSUING BANK’S NAME) dated __________, 2008."

This Letter of Credit is subject to an automatic extension, without a written amendment, to extend the expiration date for an additional period of one year from the present or each future expiration date unless at least thirty (30) days prior to any expiration date we notify you in writing by certified or registered mail or other similarly expeditious receipted service at the above address that this Letter of Credit will not be extended for any such additional period. Upon receipt by you of such notice, you may draw hereunder on or before the then relevant expiration date by means of your draft on us at sight or alternatively, by electronic drawings as mentioned above.

Any and all banking charges are for the account of the applicant.

Pursuant to U.S. Law, we are prohibited from issuing, transferring, accepting or paying letters of credit to any party or entity identified on the Office of Foreign Asset Control, U.S. Department of Treasury list or subject to the denial of export privileges by the U.S. Department of Commerce.

This Credit is issued subject to the International Standby Practices 1998 (ISP98), International Chamber of Commerce Publication No. 590.

It is a condition of this letter of credit that it is transferable and may be transferred in its entirety, but not in part, and may be successively transferred by you or any transferee hereunder to a successor transferee(s). Transfer under this letter of credit to such transferee must be jointly signed by Beneficiary and shall be effected upon presentation to us of the original of this letter of credit and any amendments hereto accompanied by a request designating the transferee in the form of Annex A, attached hereto, appropriately completed.

CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________
Appendix 3 to Supply Agreement

Exhibit 10.83
CONFIDENTIAL
We hereby engage with you that all drawings under and in compliance with the terms and conditions of this Credit shall be duly honored if drawn and presented on or before June 30, 2010, the expiration date, or any extended date as provided above, at (ISSUING BANK’S NAME AND ADDRESS).

If CUSTOMER terminates this Agreement pursuant to Section 0, 0, 0, 0, 0, 0, or 0 then HOKU shall not have the right to request payment from the Issuing Bank of funds remaining on the Main Deposit.

Sincerely,

________________________	__________________________
Authorized Signature	Authorized Signature

CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________
Appendix 3 to Supply Agreement

Exhibit 10.83
CONFIDENTIAL
ANNEX A

Transfer of Letter of Credit

[Date]

Delivered under [insert Bank name],
Irrevocable Standby Letter of Credit No. [_____],
dated [__________].

[_______________]
[_______________]
[_______________]
Attention: [_______________]

Ladies and Gentlemen:

Reference is made to [insert Bank name], Irrevocable Standby Letter of Credit No. [_____] dated [_______] (the “Letter of Credit”), issued by you in favor of us. Any capitalized terms used, but not defined, herein shall have its respective meaning as set forth in the Letter of Credit.

For value received, the undersigned, as Beneficiary under the Letter of Credit, hereby irrevocably assigns and transfers to [__________] (the “Transferee”) all rights of the undersigned to draw under the Letter of Credit in their entirety.

By this transfer, all rights of the undersigned, as Beneficiary under the Letter of Credit, are transferred to the Transferee, and the Transferee shall have the sole rights with respect to the Letter of Credit relating to any amendments thereof and any notices thereunder. All amendments to the Letter of Credit are to be consented to by the Transferee without necessity of any consent of or notice to the undersigned.

Simultaneously with the delivery of this notice to you, copies of this notice are being transmitted to the Transferee.

The Letter of Credit is returned herewith, and we ask you to either issue a substitute letter of credit for the benefit of the Transferee or endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.

Yours faithfully

(Authorized Signatory)

For
[BENEFICIARY]

ACKNOWLEDGED:
(Authorized Signatory)

For
[SUCCESSOR BENEFICIARY]

CUSTOMER Initials & Date ___________________________	HOKU Initials & Date ___________________________
Appendix 3 to Supply Agreement